EXHIBIT 10.1

HUNTINGTON BANCSHARES INCORPORATED
Compensation Committee of the Board of Directors
October __, 2019
Re: Freezing Participation in the Huntington Supplemental 401(k) Plan

WHEREAS, Huntington Bancshares Incorporated (the “Corporation”) sponsors The Huntington Supplemental 401(k) Plan (the “Plan”) for the benefit of certain highly compensated employees whose benefits under the Huntington 401(k) Plan (the “Qualified Plan”) are affected by the limits imposed on tax-qualified plans under the Code, or by limits imposed under the Qualified Plan;

WHEREAS, the Corporation through the Compensation Committee of its Board of Directors has authority to take action regarding the retirement plans of the Corporation, including amendment of the Plan;

WHEREAS, the Corporation has the authority to amend the Plan pursuant to Section 7.1 of the Plan;

WHEREAS, the Compensation Committee of the Board of Directors desires to amend the Plan effective December 31, 2019, to provide for the freezing of the admission of new participants and of the accrual of any additional benefits under the Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Compensation Committee of the Board of Directors of the Corporation hereby approves the amendment of the Plan, substantially in the form of Exhibit A attached hereto, effective as of December 31, 2019, to provide for the freezing of all participation in and accrual of any additional benefits (other than investment earnings on amounts already deferred) under the Plan; and

RESOLVED FURTHER, that any appropriate officers or employees of the Corporation be, and hereby are, authorized to recommend any amendments and/or restatements of the Plan and any other instruments, documents or conveyances necessary to effectuate the amendments and/or restatements of the Plan to include the provisions described herein; and

RESOLVED FINALLY, that the appropriate officers of the Corporation shall be and hereby are authorized and directed to take such action as may be necessary, appropriate or advisable to implement these Resolutions, including executing, delivering, acknowledging, filing, recording and sealing of all documents, certificates, statements or other instruments, and that any prior action taken by any appropriate officer of the Corporation that is consistent with these Resolutions is hereby ratified and approved.

SECOND AMENDMENT TO
THE HUNTINGTON SUPPLEMENTAL 401(k) PLAN

Background

A.	Huntington Bancshares Incorporated (the “Company”) maintains The Huntington Supplemental 401(k) Plan (the “Plan”), amended and restated effective as of January 1, 2019.

B.
Section 7.1 of the Plan gives the Company the power and authority to amend the Plan from time to time by action of the Compensation Committee of its Board of Directors or an authorized delegate thereof.

C.
The Company desires to amend the Plan effective as of December 31, 2019, to provide for the freezing of all participation in and accrual of any additional benefits (other than investment earnings on amounts already deferred) under the Plan.

Amendment

The Plan is hereby amended as follows, effective as of as of December 31, 2019:

1.	A new Section 2.6 is hereby added to the Plan, reading as follows:

“Section 2.6     Plan Freeze. Notwithstanding any other provision hereof, effective as of close of business on December 31, 2019, this Plan shall be “frozen” and no new Eligible Employees shall become Participants in the Plan after that date, and no existing Participants shall be permitted to defer Compensation or receive Employer Matching Contributions allocated to their Accounts in the Plan for any period of time after that date.”

2.	Section 3.1 of the Plan is hereby amended by adding the following to the end thereof:

“Notwithstanding any other provision hereof, effective as of close of business on December 31, 2019, this Plan shall be “frozen” and Participants shall not be permitted to defer Compensation or receive Employer Matching Contributions allocated to their Accounts in the Plan for any period of time after that date. Accounts shall, however, continue to be maintained and credited with earnings, as hereinafter provided, until distributed in accordance with the terms of the Plan.”

3.	All other provisions of the Plan shall remain unchanged.

This Second Amendment to the Plan is hereby adopted by the Company.

COMPANY:

Huntington Bancshares Incorporated

Date: October ,2019
By:

Its:

032482.000028 4831-3478-0315.1